Exhibit 10.8
Exclusive License Agreement
between
The Regents of the University of California
and
The Foundry, LLC
for
“Embolism Retrieval Device”
Case No. LA96-517-03/04

LICENSE AGREEMENT
This Agreement is made and is effective this 29th day of November 1999, (the “Effective Date”) between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its corporate offices located at 1111 Franklin Street, Oakland, California 94607-5200, acting through its offices located at Box 140607, 10945 Le Conte Avenue, Suite 1401, Los Angeles, California 90095-1406, and Foundry, LLC. (“Licensee”), having a principal place of business at 604-D Fifth Ave., Redwood City, CA 94063.
RECITALS
WHEREAS, a certain invention (the “Invention”), generally characterized as “Embolism Retrieval Device” (UCLA Case No. LA96-517-03/04), was made in the course of research at the University of California, Los Angeles by Dr. Pierre Gobin and Dr. J. P. Wensel and is covered by Regents’ Patent Rights as defined below;
WHEREAS, Licensee and The Regents entered into a Secrecy Agreement effective August 13, 1999 and expiring on August 13, 2004 to allow Licensee to evaluate its interest in the Invention and, as a result of its evaluation, Licensee wishes to obtain certain rights from The Regents;
WHEREAS, Licensee is a “small business firm” as defined in 15 U.S.C. §42; and
WHEREAS, The Regents wishes that Regents’ Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.
The parties agree as follows:
1. DEFINITIONS
     1.1 “Regents’ Patent Rights” means The Regents interest in any of the patent applications listed in Appendix A attached to this Agreement and assigned to The Regents (UCLA Case Nos. LA96-517-03/04); any continuing applications thereof including divisions; but excluding continuations-in-part except to the (extent of claims entitled to the priority date of the parent case); any patents issuing on these applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.
     1.2 “Licensed Product” means any article, composition, apparatus, substance, chemical, or any other material covered by Regents’ Patent Rights or whose manufacture, use or sale would constitute an infringement of any claim within Regents’ Patent Rights, or any service, article, composition, apparatus, chemical, substance, or any other material made, used, or sold by or utilizing or practicing a Licensed Method.
     1.3 “Licensed Method” means any process or method which is covered by Regents’ Patent Rights or whose use or practice would constitute an infringement of any claim within Regents’ Patent Rights.
     1.4 “Field” means endovascular embolectomy

     1.5 “Affiliate” means any corporation or other business entity in which Licensee owns or controls, directly or indirectly, at least 50% of the outstanding stock or other voting rights entitled to elect directors. In any country where the local law does not permit foreign equity participation of at least 50%, then “Affiliate” means any company in which Licensee owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by local law. All references to Licensee herein shall be meant to include Affiliates.
     1.6 “First Commercial Sale” means the first sale of any Licensed Product by Licensee or any Affiliate or Sublicensee, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made. When governmental approval is not required, “First Commercial Sale” means the first sale in that country.
     1.7 “Net Sales” means the total amount received by Licensee or any Affiliate from the sale or distribution of Licensed Products less the sum of the following deductions when applicable and separately invoiced: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; and allowances or credits to customers because of rejections or returns.
     1.8 “Sublicensee” means any third party sublicensed by Licensee to make, have made, use or sell any Licensed Product or to practice any Licensed Method.
     1.9 “Sublicensing Income” means income received by Licensee under or on account of Sublicenses. Sublicensing Income includes income received by way of license issue fees, milestone payments, and the like but specifically excludes royalties on the sale or distribution of Licensed Products or the practice of Licensed Methods. Not included in the definition of Sublicensing Income is income received by Licensee as payment or reimbursement for research costs conducted by or for Licensee, including costs associated with materials, equipment or clinical testing.
2. GRANT
     2.1 The Regents hereby grants to Licensee an exclusive license (the “License”) under Regents’ Patent Rights, in jurisdictions where Regents’ Patent Rights exist, to make, have made, use, sell, offer to sell, or import Licensed Products and to practice Licensed Methods in the Field.
     2.2 The Regents expressly reserves the right to use Regents’ Patent Rights and associated technology for educational, research and non-commercial clinical purposes, including sharing tangible research results with other non-profit institutions for their use of similar scope.
3. SUBLICENSES
     3.1 The Regents also grants to Licensee the right to issue exclusive or nonexclusive sublicenses (“Sublicenses”) to third parties to make, have made, use and sell Licensed Products and to practice Licensed Methods in the Field in any jurisdiction in which Licensee has exclusive rights under this Agreement. All Sublicenses will be subject to the rights of The Regents under this Agreement.
     3.2 Licensee must pay to The Regents [*]% of all Sublicensing Income.
     3.3 On Net Sales of Licensed Products sold or disposed of by a Sublicensee, Licensee must pay to The Regents an earned royalty in accordance with Article 5 (Royalties) as if these were
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Licensee’s Net Sales. Any royalties received by Licensee in excess of royalties due to The Regents under this Paragraph belong to Licensee.
     3.4 Licensee must provide to The Regents a copy of each Sublicense within 30 days of execution, and a copy of all information submitted to Licensee by Sublicensees relevant to the computation of the payments due to The Regents under this Article 3.
     3.5 If this Agreement is terminated for any reason, all outstanding Sublicenses will be assigned by Licensee to The Regents, at the option of The Regents. The Sublicenses will remain in full force and effect with The Regents as the licensor or sublicensor instead of Licensee, but the duties of The Regents under the assigned Sublicenses will not be greater than the duties of The Regents under this Agreement, and the rights of The Regents under the assigned Sublicenses will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents.
4. FEES
     4.1 In partial consideration for the License, Licensee will pay to The Regents a license issue fee of $[*] within 30 days of the Effective Date. This fee is nonrefundable and is not an advance against royalties.
     4.2 For each Licensed Product reaching the milestones indicated below, Licensee will make the following payment to The Regents within 30 days of reaching the milestones:
4.2(a)	Within 30 days of the earlier to occur of (i) receiving a 510(k) approval from the US Food and Drug Administration (“FDA”) or (ii) the one year anniversary of the Effective Date, Licensee will pay to The Regents the sum of $[*].

4.2(b)	Within 30 days of the third anniversary of the effective date, Licensee will pay to The Regents the sum of $[*].
     4.3 Licensee must pay to The Regents a license maintenance fee of $[*] beginning on the one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date. The maintenance fee will not be due and payable on any anniversary date of the Effective Date if on that date Licensee is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product. The license maintenance fees are non-refundable and are not an advance against royalties.
5. ROYALTIES
     5.1 Licensee must pay to The Regents for sale of Licensed Products in the Field by Licensee or its Affiliates an earned royalty according to the following rates dependent upon the US regulatory status of the products:
5.1(a)	If the Licensed Product has not yet been approved for sale in the US or if it is approved for sale through the 510(k) process as defined by the FDA without a clinical trial, Licensee shall pay an earned royalty of [*]% of Net Sales in countries where The Regents hold one or more issued patents or pending applications contained in The Regents’ Patent Rights.
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.1(b)	If the Licensed Product is approved for sale for at least one application in the US through a process which requires an IDE clinical trial leading to a PMA or a 510(k), then Licensee shall pay an earned royalty of [*]% of Net Sales in countries where The Regents hold one or more issued patents or pending applications contained in The Regent’s patent Rights.
     5.2 Licensee must pay to The Regents a minimum annual royalty for the life of Regents’ Patent Rights, beginning in the year of the First Commercial Sale of Licensed Product. The minimum royalty for the year of the First Commercial Sale of Licensed Product will be $[*]; the minimum royalty for the year following the year of the First Commercial Sale of Licensed Product will be $[*], and the minimum royalty for the third and all subsequent years will be $[*]. For the first year of commercial sales, Licensee’s obligation to pay minimum annual royalties will be pro-rated for the number of months remaining in that calendar year when commercial sales commence and will be due the following February 28. For subsequent years, Licensee must pay the minimum annual royalty to The Regents by February 28 of each year. The minimum annual royalty will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.
     5.3 Paragraphs 1.1, 1.2, 1.3 and 1.4 define Regents’ Patent Rights, Licensed Products, Licensed Methods and the Field of use so that royalties are payable on products covered by pending patent applications and issued patents. Royalties accrue for the duration of this Agreement.
     5.4 Licensee must pay royalties owed to The Regents on a quarterly basis. Licensee must pay the royalties within two months of the end of the calendar quarter in which the royalties accrued.
     5.5 All monies due The Regents must be paid in United States funds. When Licensed Products are sold for monies other than United States dollars, the royalties will first be determined in the foreign currency of the country in which those Licensed Products were sold and, second, converted into equivalent United States funds. Licensee must use the exchange rate established by the Bank of America in San Francisco, California on the last day of the calendar quarter.
     5.6 Any tax for the account of The Regents required to be withheld by Licensee under the laws of any foreign country must be promptly paid by Licensee for and on behalf of The Regents to the appropriate governmental authority. Licensee will use its best efforts to furnish The Regents with proof of payment of any tax. Licensee is responsible for all bank transfer charges. All payments made by Licensee in fulfillment of The Regents’ tax liability in any particular country will be credited against fees or royalties due The Regents for that country.
     5.7 If at any time legal restrictions prevent the acquisition or prompt remittance of United States Dollars by Licensee with respect to any country where a Licensed Product is sold, the Licensee shall pay royalties due to The Regents from Licensee’s other sources of United States Dollars.
     5.8 If any patent or any claim included in Regents’ Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Licensee will not, however, be relieved from paying any royalties that accrued before that decision or that are based on another patent or claim not involved in that decision.
     5.9 If Licensee transfers Licensed Products for end-use to itself or an Affiliate or Sublicensee, that transfer is considered a sale at list price, and Licensee must pay a royalty in accordance with this
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Article 5 (Royalties). If Licensee sells a Licensed Product to an Affiliate or Sublicensee at a price lower than that customarily charged to an unrelated third party, the royalties paid to The Regents will be based on the Net Sales of Licensed Products by the Affiliate or Sublicensee to their customers.
6. DILIGENCE
     6.1 Upon the execution of this Agreement, Licensee must diligently proceed with the development, manufacture and sale (“Commercialization”) of Licensed Products and must earnestly and diligently endeavor to market them within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands for them.
     6.2 Licensee must endeavor to obtain all necessary governmental approvals for the Commercialization of Licensed Products.
     6.3 The Regents has the right and option to terminate this Agreement following the procedure described in Article 12 if Licensee fails to perform any of the terms in this Paragraph 6.3. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant).
6.3(a)	Licensee shall provide detailed business plan to The Regents by December 1, 1999.

6.3(b)	Licensee shall submit an IDE by March 2001.

6.3(c)	Licensee shall obtain IDE approval by the end of 2001.

6.3(d)	Licensee shall initiate Phase I Clinical Trials by July 2002.

6.3(e)	Licensee shall submit PMA by the end of 2003.

6.4(f)	Licensee shall achieve First Commercial Sale of Licensed Products in the US by the end of 2004.
     6.4 Licensee has the sole discretion for making all decisions as to how to commercialize any Licensed Product.
7. PATENT FILING, PROSECUTION AND MAINTENANCE
     7.1 The Regents will file, prosecute and maintain the patents and applications comprising Regents’ Patent Rights. These patents will be held in the name of The Regents and will be obtained with counsel of The Regents’ choice. The Regents must provide Licensee with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Regents’ Patent Rights. The Regents will consider any comments or suggestions by Licensee. The Regents is entitled to take action to preserve rights and minimize costs whether or not Licensee has commented.
     7.2 Licensee will bear all costs incurred prior to and during the term of this Agreement in the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights. Licensee must send payment to The Regents within 30 days of Licensee’s receipt of an invoice.

     7.3 Licensee has the right to request patent protection on the Invention in foreign countries if the rights are available. Licensee must notify The Regents of its decision within eight months of the filing of the corresponding United States patent application. This notice must be in writing and must identify the countries desired. The absence of this notice from Licensee to The Regents will be considered an election not to secure foreign rights.
     7.4 Eight months after the filing of the corresponding United States application, but not sooner, The Regents will have the right to file patent applications at its own expense in any country in which Licensee has not identified in written notice provided by 7.3. These applications and resulting patents will not be subject to this Agreement.
     7.5 Licensee’s obligation to underwrite and to pay all United States and foreign patent costs will continue for as long as this Agreement remains in effect. Licensee may terminate its obligations with respect to any given patent application or patent upon three months written notice to The Regents. The Regents will use its best efforts to curtail patent costs chargeable to Licensee under this Agreement after this notice is received from Licensee. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense, and Licensee will have no further rights or licenses to them.
     7.6 The Regents will use its best efforts to not allow any Regents’ Patent Rights for which Licensee is licensed and is underwriting the costs of to lapse or become abandoned without Licensee’s authorization or reasonable notice, except for the filing of continuations, divisionals, or the like substitute for the lapsed application.
8. PATENT INFRINGEMENT
     8.1 In the event that Licensee learns of the substantial infringement in the Field of any patent in Regents’ Patent Rights, Licensee will inform The Regents in writing and will provide The Regents with reasonable evidence of the infringement. During the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither party will notify a third party of the infringement of any of Regents’ Patent Rights without first obtaining consent of the other party, which consent must not be unreasonably denied. Both parties will use their best efforts to cooperate to terminate the infringement without litigation.
     8.2 Licensee may request that The Regents take legal action against the infringement of Regents’ Patent Rights in the Field. This request must be in writing and must include reasonable evidence of the infringement and the damages to Licensee. If the infringing activity has not been abated within 90 days following the effective date of the request, The Regents has the right to (a) commence suit on its own account or (b) refuse to participate in a suit. The Regents must give notice of its election in writing to Licensee by the end of the 100th day after receiving notice of the request from Licensee. Licensee may thereafter bring suit for patent infringement in its own name if and only if The Regents elected not to commence suit and if the infringement occurred during the period and in a jurisdiction where the third party had allegedly infringed Licensee’s exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this Paragraph 8.2, The Regents may thereafter join the suit at its own expense. Licensee agrees not to bring suit for patent infringement without following the procedures of this paragraph, and both parties agree to be bound by the outcome of a suit for past patent infringement.
     8.3 Any legal action will be at the expense of the party that brings the suit and, with the exception of Paragraph 8.5, all recoveries will belong to that party. Legal action brought jointly by The

Regents and Licensee and fully participated in by both, however, will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party.
     8.4 Each party must cooperate with the other in litigation proceedings instituted under this Article but at the expense of the party who brings the suit. The litigation will be controlled by the party bringing the suit. Where Regents do not join a suit, The Regents may be represented by counsel of its choice.
     8.5 If Licensee undertakes the enforcement or defense of any Regents’ Patent Rights by litigation, any recovery of damages by Licensee will be applied first toward Licensee’s unreimbursed expenses and legal fees relating to the suit. Licensee will retain the balance of the recovery but will pay The Regents a [*]% royalty on this balance. If Regents should undertake enforcement or defense the reciprocal will apply.
9. PROGRESS AND ROYALTY REPORTS
     9.1 Beginning January 31, 2000, Licensee must submit to The Regents semiannual progress reports covering Licensee’s activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. These progress reports must be made for each Licensed Product until its First Commercial Sale.
     9.2 The progress reports submitted under Paragraph 9.1 must include the following topics:
9.2(a)       a summary of work completed;
9.2(b)       key scientific discoveries;
9.2(c)       a summary of work in progress;
9.2(d)      a current schedule of anticipated events or milestones;
9.2(e)       market plans for introduction of Licensed Products; and
9.2(f)       a summary of resources (dollar value) spent in the reporting period.
     9.3 Licensee must notify The Regents if Licensee or any of its Sublicensees or Affiliates ceases to be a small entity (as defined by the United States Patent and Trademark Office) under the provisions of 35 U.S.C. §41(h).
     9.4 Licensee must report the date of the First Commercial Sale in the royalty report immediately following that Sale.
     9.5 After the First Commercial Sale of each Licensed Product, Licensee must make quarterly royalty reports to The Regents by February 28, May 31, August 31 and November 30 of each year (i.e., within two months from the end of each calendar quarter). Each royalty report must cover Licensee’s most recently completed calendar quarter and must show:
9.5(a)     gross sales and Net Sales of any Licensed Product;
9.5(b)     number of each type of Licensed Product sold;
9.5(c)     royalties payable to The Regents.
     9.6 Licensee must state in its royalty report if it had no sales of any Licensed Product.
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10. BOOKS AND RECORDS
     10.1 Licensee must keep accurate books and records of all Licensed Products manufactured, used or sold. Licensee must preserve these books and records for at least five years from the date of the royalty payment to which they pertain.
     10.2 The Regents’ representatives or agents are entitled to inspect these books and records at reasonable times. The Regents will pay the fees and expenses of these inspections. If an error favoring Licensee of more than [*]% of the total annual royalties is discovered, then Licensee will pay the fees and expenses of these inspections.
11. LIFE OF THE AGREEMENT
     11.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date recited on page one and remains in effect for the life of the last-to-expire patent in Regents’ Patent Rights, or until the last patent application licensed under this Agreement is abandoned and no patent in Regents’ Patent Rights ever issues.
     11.2 Upon termination of this Agreement, Licensee will have no further right to make, have made, use, sell, offer to sell, or import any Licensed Product except as provided in Article 14 (Disposition of Licensed Products on Hand Upon Termination).
     11.3 Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles:
     Article 10 Books and Records
     Article 14 Disposition of Licensed Products on Hand upon Termination
     Article 16 Use of Names and Trademarks and Nondisclosure of Agreement
     Article 17 Limited Warranty
     Article 18 Indemnification
12. TERMINATION BY THE REGENTS
     12.1 If Licensee violates or fails to perform any material term or covenant of this Agreement, including diligence requirements as described in Article 6, then The Regents may give written notice of the default (“Notice of Default”) to Licensee. If Licensee does not repair the default within 90 days after the effective date of the Notice of Default, then The Regents has the right to terminate this Agreement and the License by a second written notice (“Notice of Termination”) to Licensee. If The Regents sends a Notice of Termination to Licensee, then this Agreement automatically terminates on the effective date of this notice. Termination does not relieve Licensee of its obligation to pay any royalty or fees owing at the time of termination and does not impair any accrued right of The Regents.
13. TERMINATION BY LICENSEE
     13.1 Licensee has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents’ Patent Rights by giving written notice to The Regents. This notice of termination will be subject to Article 19 (Notices) and will be effective 90 days after the effective date of the notice.
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     13.2 Any termination in accordance with Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Licensee or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.
14. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION
     14.1 Upon termination of this Agreement, Licensee will have the right to dispose of all previously made or partially made Licensed Products, but no more, within a period of six months. But Licensee must submit royalty reports on the sale of these Licensed Products and must pay royalties at the rate and at the time provided in this Agreement.
15. PATENT MARKING
     15.1 Licensee must mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.
16. USE OF NAMES AND TRADEMARKS AND NONDISCLOSURE OF AGREEMENT
     16.1 Neither party is permitted to use any name, trade name, trademark or other designation of the other party or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity. Unless required by law, Licensee is expressly prohibited from using the name “The Regents of the University of California” or the name of any campus of the University of California.
     16.2 Neither party is permitted to use or refer to this Agreement or any license granted hereunder in any promotional activity without the express written approval of the other party. However, The Regents shall be free to release to the inventors of the Invention covered by this Agreement and senior administration officials employed by The Regents the terms and conditions of this Agreement upon their request. If such release is made, The Regents shall request that the recipients not disclose such terms and conditions to others. It is further understood that should a third party inquire whether a license is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (Grant) to such third party, but shall not disclose the name of the Licensee, except where The Regents is required to release information under either the California Public Records Act or other applicable law.
17. LIMITED WARRANTY
     17.1 The Regents warrants that it has the lawful right to grant this license to Licensee.
     17.2 This License and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.
     17.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS OR THE USE OR THE PRACTICE OF LICENSED METHODS.

   17.4 Nothing in this Agreement will be construed as:
17.4(a)	a warranty or representation by The Regents as to the validity or scope of any of Regents’ Patent Rights;

17.4(b)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

17.4(c)	an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 8 (Patent Infringement);

17.4(d)	conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents’ Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents’ Patent Rights; or

17.4(e)	an obligation to furnish any know-how not provided in Regents’ Patent Rights.
18. INDEMNIFICATION
     18.1 Licensee must indemnify, hold harmless and defend The Regents, its officers, employees, and agents, the sponsors of the research that led to the invention, the inventors of the patents and patent applications in Regents’ Patent Rights and their respective employers from and against any and all liability, claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any sublicense.
     18.2 Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2	(a)	Each occurrence	$1,000,000.
18.2	(b)	Products/completed operations aggregate	$5,000,000.
18.2	(c)	Personal and advertising injury	$1,000,000.
18.2	(d)	General aggregate (commercial form only)	$5,000,000.
     Licensee shall obtain liability insurance prior to use of Licensed Products in humans.
     18.3 Licensee expressly understands, however, that the coverages and limits in Paragraph 18.2 do not in any way limit the Licensee’s liability. Licensee must furnish The Regents with certificates of insurance evidencing compliance with all requirements. Licensee’s insurance must:
18.3(a)	provide for 30-day advance written notice to The Regents of any modification;

18.3(b)	indicate that The Regents of the University of California is endorsed as an Insured under the coverages listed in Paragraph 18.2; and

18.3(c)	include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

19. NOTICES
     19.1 Any notice or payment required to be given to either party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) five days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next business day if sent by overnight delivery. Either party may change its designated address by written notice.

For Licensee:	FOUNDRY, LLC
604-D Fifth Ave.
Redwood City, CA 94063
Attention: Martin Dieck

For The Regents:	The Regents of the University of California
University of California, Los Angeles
Office of Sponsored Research
10945 Le Conte Avenue, Suite 1401
Box 951406
Los Angeles, California 90095-1406

Attention: Director
20. ASSIGNABILITY
     20.1 This Agreement is binding upon and inures to the benefit of The Regents, its successors and assigns, but is personal to Licensee and assignable by Licensee only with the written consent of The Regents.
21. LATE PAYMENTS
     21.1 For each royalty payment or fee not received by The Regents when due, Licensee must pay to The Regents a simple interest charge of [*]% per annum to be calculated from the date payment was due until it was actually received by The Regents.
22. WAIVER
     22.1 The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.
23. GOVERNING LAWS
     23.1 THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, without respect to any choice of law rules which direct the application of the laws of a jurisdiction other than California, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.
24. GOVERNMENT APPROVAL OR REGISTRATION
     24.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations.
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.
25. EXPORT CONTROL LAWS
     25.1 Licensee must observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.
26. FORCE MAJEURE
     26.1 The parties will be excused from any performance required under this Agreement if performance is impossible or unfeasible due to any catastrophe or other major event beyond their reasonable control, including war, riot, or insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events abate, the parties’ respective obligations will resume. A suspension of duty under this Agreement due to force majeure shall not be for a period of more than one year.
27. CONFIDENTIALITY
   27.1 If The Regents discloses confidential information to Licensee, The Regents will designate this information as confidential by appropriate legend or instruction, and Licensee will:
27.1(a)	use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind; and

27.1(b)	use the confidential information only to accomplish the purposes of this Agreement.
    27.2 Licensee will not disclose confidential information received from The Regents except to its employees, customers, distributors and other agents who are bound to it by similar obligations of confidence and only as required to accomplish the purposes of this Agreement.
     27.3 Licensee will not have any confidentiality obligation with respect to the confidential information belonging to or disclosed by The Regents that:
27.3(a)	the receiving party can demonstrate by written records was previously known to it;

27.3(b)	the receiving party lawfully obtained from sources under no obligation of confidentiality; or

27.3(c)	is or becomes publicly available other than through an act or omission of the receiving party or any of its employees.
    27.4 The provisions of this Article 27 will continue in effect for five years after expiration or termination of this Agreement.

28. MISCELLANEOUS
     28.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
     28.2 This Agreement is not binding upon the parties until it has been signed below on behalf of each party, in which event it becomes effective as of the date recited on page one.
     28.3 No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by each party.
     28.4 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, except for the Secrecy Agreement dated August 13, 1999, which continues to the extent it is not inconsistent with this Agreement.
     28.5 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a party’s rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.
     28.6 None of the provisions of this Agreement are intended to create any form of joint venture between the parties, rights to third parties, or rights that are enforceable by any third party.
Both The Regents and Licensee have executed this Agreement in duplicate originals by their authorized officers on the dates written below:

THE FOUNDRY, LLC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ Allan R. Will	By	/s/ Patricia Brennan

	Signature		Signature

Name Allan R. Will		Name Patricia Brennan
Title Chairman		Title Director
Date 11-29-99		Date 11/24/99

APPENDIX A
REGENTS’ PATENT RIGHTS
United States Patent No 5,895,398 entitled “Method of Using a Clot Capture Coil,” issued April 20, 1999.
United States Patent Serial Number 09/170,135 filed 10/12/98, entitled “Clot Capture Coil”

First Amendment
To
License Agreement No. 2000-04-0291
     This Amendment is made and is effective this 28 day of June, 2000 by and between The Regents of the University of California (“The Regents”), a California corporation having its corporate offices located at 1111 Franklin Street, Oakland, California 94607-5200, acting through its offices located at 10920 Wilshire Blvd., Suite 1200, Los Angeles, California 90024-1406 and Concentric Medical, Inc. having offices at 2585 Leghorn St., Mountain View, CA 94043; and amends License Agreement No. 2000-04-0291 between The Foundry and The Regents, effective November 29, 1999, which License Agreement was subsequently assigned by The Foundry to Concentric Medical by letter dated January 4, 2000.
     WHEREAS, under License Agreement No. 2000-04-0291 The Regents licensed the United States patent rights encompassed in United States Patent No. 5,895,398 entitled “Method of Using a Clot Capture Coil” issued April 20, 1999; United States Patent Serial Number 09/170,135 filed October 12, 1998; and certain related applications;
     WHEREAS, The Regents released to the inventors, Drs. Yves Pierre Gobin and Jeffrey Wensel, the foreign rights to the Clot Capture Coil encompassed in PCT/US97/01807 on July 8, 1998;
     WHEREAS, under the terms of the release, the inventors agreed to the standard terms and conditions of a release of patent rights by The Regents, one of which prohibits all future research at UCLA on the released invention;
     WHEREAS, Drs. Gobin and Wensel assigned their foreign patent rights to Concentric Medical;
     WHEREAS, Dr. Gobin wishes to commence research on the released invention at UCLA;
     WHEREAS, Concentric Medical wishes to reassign to The Regents the patent rights to the released invention which it obtained from Drs. Gobin and Wensel (“Reassigned Rights”);
     WHEREAS, Concentric Medical wishes to license these Reassigned Rights from The Regents under an amended License Agreement No. 2000-04-0291; and
     WHEREAS, The Regents in consideration for the reassignment of the patent rights and hence a considerably larger market for the licensed products will reduce the royalty rate under Paragraph 5.1(a) of the License Agreement, and will permit research related to the Reassigned Rights to be conducted at UCLA.
     The parties agree as follows:
1. Paragraph 5.1(a) of License Agreement No. 2000-04-0291 shall be replaced with the following:
     5.1 (a) If the Licensed Product has not yet been approved for sale in the US or if it is approved for sale through the 501(k) process as defined by the FDA without a clinical trial, Licensee shall pay an earned royalty of [*]% of Net Sales in countries where The Regents hold one or more issued patents or pending applications contained in The Regents’ Patent Rights.
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     2. Paragraph 5.1(b) of License Agreement No. 2000-04-0291 shall be replaced with the following:
          5.l(b) If the Licensed Product is approved for sale for at least one application in the US through a process which requires an IDE clinical trial leading to a PMA or a 510(k), then Licensee shall pay an earned royalty of [*]% of Net Sales in countries where The Regents hold one or more issued patents or pending applications contained in The Regent’s patent Rights.
     3. Upon execution of this Amendment and subject to the terms and conditions of License Agreement No. 2000-04-0291 as amended herein, Concentric Medical will and hereby does assign to The Regents Concentric Medical’s entire right, title and interest in and to the Reassigned Rights. The Regents hereby acknowledge and agree that the continuing obligations of Drs. Gobin and Wensel, and of Concentric Medical pursuant to the assignment of such Reassigned Rights to Concentric Medical by Drs. Gobin and Wensel, shall be of no further force and effect. Without limiting the foregoing sentence, The Regents hereby acknowledge and agree that the restriction under the terms of the July 8, 1998 UCLA release agreement on further research at UCLA relating to the technology covered by the Reassigned Rights shall be of no further force and effect.
     4. Concentric Medical hereby represents and warrants that as of the effective date of this Amendment, it is the sole owner of all right, title, and interest in and to the Reassigned Rights and has all rights necessary to assign the Reassigned Rights to The Regents as provided for herein.
     5. Amend Paragraph 1.1 as follows: After “foreign patents or patent applications;” and before “all of which will be automatically incorporated”, insert “the Reassigned Rights, including without limitation the foreign patent applications listed on Appendix A;”.
     6. Add to Appendix A:
          PCT/US97/01807, entitled Clot Capture Coil and filed January 31, 1997.
     All other terms and conditions remain the same.

CONCENTRIC MEDICAL, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Martin Dieck	By:	/s/ Emily Waldron

	Signature		Signature

Name: Martin Dieck		Name: Emily Waldron
Title: President and CEO		Title: Sr. Technology Transfer Officer
Date: 7/1/00		Date: 6.28.00
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2

1380 Shorebird Way Mountain View, CA 94043
tel: 650.938.2100 fax: 650.938.2700 www.concentric-medical.com	Concentric Medical
July 27, 2004
Via Federal Express
The Regents of the University of California
University of California, Los Angeles
Office of Sponsored Research
10945 Le Conte Avenue, Suite 1401
Box 951406
Los Angeles, CA 90095-1406

Attention: Director

Subject:	Concentric Medical’s License of Wensel/Gobin Patents
Case No:	LA96-517-03/04
Re:	Termination of Patents Rights other than US and Europe
Dear Director:
Pursuant to section 13.1 of the license agreement between UC and Concentric Medical, Concentric Medical hereby notifies UC that Concentric Medical terminates this Agreement with respect to all of the Regent’s Patent Rights except US and European rights. Concentric acknowledges that termination of all rights outside the US and Europe shall be effective 90 days from the effective date of this notice.
Concentric Medical acknowledges that the license shall remain in force for the Regent’s Patents Rights in the United States and Europe.
Please also note, Concentric’s updated address for notification purposes as:
Concentric Medical
Attn: Mr. Gary Curtis
1380 Shorebird Way
Mountain View, CA 94043
Sincerely,
/s/ Gary Curtis
Gary Curtis
President & CEO

Cc:	Jens Hoekendijk, Hoekendijk & Lynch, LLP File

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
UC Agreement Control No. 2000-04-0291
     This Fourth Amendment to Exclusive License Agreement (this “Amendment”), dated as of July 10, 2006, is made by and among The Regents of the University of California, a California corporation (“The Regents”), and Concentric Medical (“Licensee”).
     WHEREAS, The Regents and Concentric Medical are parties to an Exclusive License Agreement, dated as of November 29, 1999 (the “Exclusive License Agreement”);
     WHEREAS, the parties mutually intend to enter into this Fourth Amendment to amend the terms of the Exclusive License Agreement, as specified below;
     WHEREAS, Licensee requested on July 27, 2004 to drop rights under Paragraph 7.5 in Japan and Canada and The Regents continued independent prosecution;
     WHEREAS, Licensee now wishes to include Japanese and Canadian patent rights back into the definition of Regents’ Patent Rights under Paragraph 1.1;
     THEREFORE, the parties hereby agree as follows:
     1. Paragraph 1.1 (“Regents Patent Rights”) is deleted and replaced with the following, which is amended as follows to include foreign patents and application filings:
          1.1 “Regents’ Patent Rights” means The Regents interest in any of the patent applications listed in Appendix A attached to this Agreement and assigned to The Regents (UCLA Case Nos. 1996-517-3, 4); any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entitled to the priority date of the parent case; any patents issuing on these applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.
     2. Appendix A (Regents’ Patent Rights) is hereby deleted and replaced with the Appendix A attached to this Fourth Amendment, which is amended to include the foreign patents and application filings under UCLA Case No. 1996-517-3.
     3. Pursuant to Paragraph 7.2, Licensee will, within thirty (30) days of execution of this Amendment, reimburse The Regents for past unreimbursed patent expenses for Japanese and Canadian rights since the prior termination on July 27, 2004.

     4. Except for the amendment specifically referenced above, all other terms of the Exclusive License Agreement shall remain unchanged and in full force and effect.
     The Regents and Concentric Medical have executed this Amendment in duplicate originals by their authorized officers on the dates written below:

CONCENTRIC MEDICAL		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Gary Curtis	By:	/s/ Emily W. Loughran

Name: Gary Curtis		Name: Emily W. Loughran
Title: President, CEO		Title: Director of Licensing

Date: July 17, 2006		Date: July 10, 2006

APPENDIX A
REGENTS’ PATENT RIGHTS
UCLA Case Number 1996-517-3
U.S. Patent Number 5,895,398
Title: Method of Using a Clot Capture Coil
Issued Date: April 20, 1999
Inventors: Jeffrey P. Wensel and Yves P. Gobin
Assigned to The Regents of the University of California
PCT Application Number PCT/US97/01807 ABANDONED in favor of:
Australia Patent Number 733395 issued August 23, 2001 (parent case)
Australia Patent Application Number 200304826 filed June 20, 2003 (2nd Divisional of parent case)
Australia Patent Number 758524 issued July 3, 2003 (1st Divisional of parent case)
Canada Patent Serial Number 2248226 filed on January 31, 1997
Israel Patent Application Number 125612 filed on January 31, 1997
Japan Patent Application Number 9-527922 filed on January 31, 1997
EPO Patent Application Number 06000195.5 (Divisional of parent case) filed on January 31, 1997.
EPO Patent Number 0880341 issued January 11, 2006 ABANDONED in favor of the following countries: Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Ireland, Italy, Netherlands and Sweden.
UCLA Case Number 1996-517-4
U.S. Patent Number 6,530,935
Title: Clot Capture Coil
Issued Date: March 11, 2003
Inventors: Jeffrey P. Wensel and Yves P. Gobin
Assigned to The Regents of the University of California

FIFTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
UC Agreement Control No. 2000-04-0291
     This Fifth Amendment to Exclusive License Agreement (this “Amendment”), dated as of July 19, 2006, is made by and between The Regents of the University of California, a California corporation (“The Regents”), and Concentric Medical (“Licensee”).
     WHEREAS, The Regents and Concentric Medical are parties to an Exclusive License Agreement, dated as of November 29, 1999 (the “Exclusive License Agreement”);
     WHEREAS, the parties mutually intend to enter into this Fifth Amendment to amend the terms of the Exclusive License Agreement, as specified below;
     WHEREAS, Licensee requested on July 27, 2004 to drop rights under Paragraph 7.5 in Australia and Israel and The Regents continued independent prosecution;
     WHEREAS, Licensee now wishes to include Australia and Israel patent rights back into the definition of Regents’ Patent Rights under Paragraph 1.1;
     THEREFORE, the parties hereby agree as follows:
1.	Paragraph 1.1 (“Regents Patent Rights”) is deleted and replaced with the following, which is amended as follows to include foreign patents and application filings:
1.1	“Regents’ Patent Rights” means The Regents interest in any of the patent applications listed in Appendix A attached to this Agreement and assigned to The Regents (UCLA Case Nos. 1996-517-3, 4); any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entitled to the priority date of the parent case; any patents issuing on these applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.
     2. Appendix A (Regents’ Patent Rights) is hereby deleted and replaced with the Appendix A attached to this Fifth Amendment, which is amended to include the foreign patents and application filings under UCLA Case No. 1996-517-3.
     3. Pursuant to Paragraph 7.2, Licensee will, within thirty (30) days of execution of this Amendment, reimburse The Regents for past unreimbursed patent expenses for Australian and Israel rights since the prior termination on July 27, 2004.

     4. Except for the amendment specifically referenced above, all other terms of the Exclusive License Agreement shall remain unchanged and in full force and effect.
     The Regents and Concentric Medical have executed this Amendment in duplicate originals by their authorized officers on the dates written below:

CONCENTRIC MEDICAL		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Gary Curtis	By:	/s/ Emily W. Loughran

Name: Gary Curtis		Name: Emily W. Loughran
Title:		Title: Director of Licensing

Date: July 21, 2006		Date: July 19, 2006

APPENDIX A
REGENTS’ PATENT RIGHTS
UCLA Case Number 1996-517-3
U.S. Patent Number 5,895,398
Title: Method of Using a Clot Capture Coil
Issued Date: April 20, 1999
Inventors: Jeffrey P. Wensel and Yves P. Gobin
Assigned to The Regents of the University of California
PCT Application Number PCT/US97/01807 ABANDONED in favor of:
Australia Patent Number 733395 issued August 23, 2001 (parent case)
Australia Patent Application Number 200304826 filed June 20, 2003 (2nd Divisional of parent case)
Australia Patent Number 758524 issued July 3, 2003 (1st Divisional of parent case)
Canada Patent Serial Number 2248226 filed on January 31, 1997
Israel Patent Application Number 125612 filed on January 31, 1997
Japan Patent Application Number 9-527922 filed on January 31, 1997
EPO Patent Application Number 06000195.5 (Divisional of parent case) filed on January 31, 1997.
EPO Patent Number 0880341 issued January 11, 2006 ABANDONED in favor of the following countries:
Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Ireland, Italy, Netherlands and Sweden.
UCLA Case Number 1996-517-4
U.S. Patent Number 6,530,935
Title: Clot Capture Coil
Issued Date: March 11, 2003
Inventors: Jeffrey P. Wensel and Yves P. Gobin
Assigned to The Regents of the University of California

OFFICE OF INTELLECTUAL PROPERTY ADMINISTRATION
10920 WILSHIRE BOULEVARD, SUITE 1200
LOS ANGELES, CALIFORNIA 90024-1406
PHONE: (310) 794-0558 FAX: (310) 794-0638
ON-CAMPUS MAILCODE: 140648
www.research.ucla.edu/oipa
March 01, 2007
Via Electronic Mail
(kmassa@concentric-medical.com)
Kathy Massa
CONCENTRIC MEDICAL, INC.
1380 Shorebird Way
Mountain View, CA 94043

Re:	Revisions to Exclusive License Agreement UC Agreement Control No. 2000-04-0291 UCLA Case Nos. 1996-517-3 and 1996-517-4
Dear Kathy,
Thank you for your inquiry regarding the “missing” Second and Third Amendments for the above referenced Agreement. After a thorough review of Concentric Medical, Inc.’s license agreement file, I can report that (1) all the changes over the life of the Agreement have been documented and accounted for and (2) amendments entitled “Second Amendment” and “Third Amendment” were never written and occurred as a document naming error.
It is unclear how the above situation occurred but here is some background. Our office has an internal naming convention to keep track of agreement revisions that is alphabetical i.e. A, B, C, etc. However, oftentimes amendments are written and they are entitled numerically such as First, Second, Third, etc. In the case of Concentric Medical Inc.’s Agreement, there was an error in nomenclature and the Second and Third Amendments were skipped when the Fourth Amendment was written.
To prevent further confusion, please refer to the amendments/revisions of the Agreement by their alphabetical naming convention. All amendments/revisions are attached and labeled for your reference and convenience. Below is an outline and summary of all amendments/revisions.

Revision	Effective Date	Description of Revision Made
A	01/04/2000	The Foundry grants assignment of US Patent 5,895,398 to Concentric Medical.
B	06/28/2000	“First Amendment”
C	07/06/2001	UCLA Case No. 1996-517-5 added to Agreement
D	10/08/2001	UCLA Case No. 1996-517-6 added to Agreement
E	09/10/2002	UCLA Case No. 1996-517-9 added to Agreement
F	10/27/2004	Filings for Australia, Canada, Israel and Japan dropped. US and EPO filings remain continue unchanged.
G	07/10/2006	“Fourth Amendment”
H	07/19/2006	“Fifth Amendment”
Should you have any additional questions regarding this matter, please feel free to contact me.
Sincerely,
/s/ Jane
Jane San
Tech Transfer Specialist
UCLA Office of Intellectual Property Administration
10920 Wilshire Blvd. Ste 1200
Los Angeles, CA 90024-1406
310-794-0378 310-794-0638 (Fax)

Attachments cc:	Rita Hao Catherine Lindorfer Emily W. Loughran Bernie McCafferty